UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 1, 2026

Date of Report (Date of earliest event reported)

MARKER THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37939	45-4497941
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2450 Holcombe Blvd, TMC Partners Office 1.311 Houston, Texas	77021
(Address of principal executive offices)	(Zip Code)

(713) 400-6400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MRKR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As reported below under Item 5.07 of this Current Report, on May 1, 2026, Marker Therapeutics, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), at which meeting the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of our Common Stock from 30,000,000 shares of Common Stock to 130,000,000 shares of Common Stock (the “Charter Amendment”).

The foregoing description of the Charter Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 1, 2026, the Company held its Annual Meeting. The stockholders considered six proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 20, 2026. Of the 16,673,127 shares outstanding as of the record date, 12,377,857 shares, or 74.24%, were present virtually or represented by proxy at the Annual Meeting. Each of the Nominees were re-elected. All of the Proposals except Proposal 4 passed. Set forth below are the results of the matters submitted for a vote of stockholders at the Annual Meeting.

Proposal No. 1: Election of five nominees to serve as directors until the 2027 annual meeting of stockholders and until their respective successors are elected and qualified. The votes were cast as follows:

Name	Votes For	Votes Withheld
David Eansor	9,297,478	275,480
Steven Elms	9,347,549	225,409
Katharine Knobil	9,314,762	258,196
Juan Vera	9,331,093	241,865
Kathryn Penkus Corzo	9,377,143	195,815

Broker Non-Votes: 2,804,902.

All nominees were elected.

Proposal No. 2: Approval, on an advisory basis, of the compensation of the Company’s named executive officers. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Advisory approval of named executive officer compensation	8,548,905	471,261	552,789

Broker Non-Votes: 2,804,902.

Proposal No. 3: Approval of the adoption of an amendment to our Certificate of Incorporation, as amended, to increase the number of authorized shares of our Common Stock from 30,000,000 shares of Common Stock to 130,000,000 shares of Common Stock. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Approval of Charter Amendment to Increase Authorized Common Stock.	10,851,228	1,412,017	114,611

Broker Non-Votes: 0.

Proposal No. 4: Approval of the adoption of an amendment to our Certificate of Incorporation, as amended, to revise the voting threshold required for an increase or decrease of Common Stock. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Approval of Charter Amendment to Revise Voting Threshold	8,279,190	1,222,558	71,209

Broker Non-Votes: 2,804,902.

Proposal No. 5: Ratification of the selection by the Audit Committee of the Board of Directors of CBIZ CPAs P.C. (“CBIZ”) as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Ratification of appointment of CBIZ	11,626,068	1,003,337	109,974

Broker Non-Votes: 0.

Proposal No. 6: Approval of the adjournment of the Annual Meeting in the event that the number of shares of Common Stock present or represented by proxy at the Annual Meeting and voting “FOR” the adoption of Proposal 3 is insufficient. The votes were cast as follows:

	Votes For	Votes Against	Abstained
Adjournment	11,264,545	1,003,337	109,974

Broker Non-Votes: 0.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to Certificate of Incorporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marker Therapeutics, Inc.

Dated: May 4, 2026	By:	/s/ Juan Vera
Juan Vera
President and Chief Executive Officer